CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-18967, 33-26351, 33-26565, 33-33370, 33-51978,
33-58899,  33-58901, 33-81040, 333-26247 and 333-42939) and the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 33-35674, 333-27349, 333-35613, 333-36281, 333-40007 and
333-41145)  and Form S-2 (Nos.  33-38764 and 33-33094) of MicroAge,  Inc. of our
report dated January 8, 1999 appearing on page F-2 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP



Phoenix, Arizona
January 26, 1998